CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LEASE AGREEMENT

By this private lease agreement (hereinafter simply referred to as “Agreement”),

PARAÍSO BIONERGIA S.A., a corporation with head office at Rodovia Brotas/Torrinha, km 7.5, Fazenda Paraíso, in the City of Brotas, State of São Paulo, Corporate Taxpayer Enrollment Number CNPJ/MF No. 46.363.016/0001-60, herein represented in accordance with its Articles of Incorporation and hereinafter simply referred to as “Paraíso”, “Party”, or “Lessor”, and

AMYRIS BRASIL S.A., a corporation with head office in the City of Campinas, State of São Paulo, at Rua James Clerk Maxwell, 315, Techno Park, Corporate Taxpayer Enrollment Number CNPJ/MF No. 09.379.224.0001/20, herein represented in accordance with its Bylaws and hereinafter simply referred to as “Amyris”, “Party”, or “Lessee”,

WHEREAS:

(A)
Amyris is a technology company focused on the research, development, production and sale of high-performance renewable chemicals, which produces certain renewable products based on the microbial technology developed by it to convert simple sugars into specific compounds by means of fermentation;

(B)	Paraíso is a sugar, alcohol and power plant which produces sugarcane juice as a byproduct;

(C)
Amyris and Paraíso executed, on the date hereof, an Agreement for the Supply of Sugarcane Juice and Other Utilities (“Supply Agreement”), which establishes the obligations and liabilities of the parties for full compliance with the obligations assumed thereunder;

(D)
Paraíso is the lawful owner of a tract of land and some rights-of-way located in the City of Brotas, State of São Paulo, which are described in Exhibit I hereto (hereinafter referred to as “Real Property”);

(E)
Pursuant to the provisions hereof, Paraíso wishes to deliver the Real Property to Amyris for construction of an industrial plant for sugarcane juice evaporation and fermentation (“Amyris Biorefinery”), which shall be operated and maintained by Amyris or by third parties engaged by Amyris;

(F)
Except for the first perfected mortgage bond certificate exclusively in behalf of Banco do Brasil S.A., registered in [*] under [*] and the amendments to which are registered under [*], and for the second mortgage bond certificate in behalf of Banco Rabobank International Brasil S.A., the conditions of which are not breached hereby, the Real Property is free and clear of any options, rights of first refusal, attachments, debts, outstanding taxes and any other liens or encumbrances in any way limiting conduction of Amyris' activities, as contemplated herein, either of an environmental nature, imposed by zoning rules or of any other nature;

(G)
Paraíso represents and warrants that this instrument does not breach any provision of the planned Agreement with Creditors contemplated in the Request for Homologation of Agreement with Creditors No. 095.01.2009.005156-00, in progress in the Court of the Judicial District of Brotas, State of São Paulo (“Plan”) ;

NOW, THEREFORE, the parties resolve to execute this Agreement, which shall be governed by the following clauses and conditions:

SECTION ONE - SUBJECT MATTER, TERM AND EFFECTIVENESS

1.1.    Paraíso hereby leases the Real Property to Amyris, which shall build and operate or engage third parties to build and operate the Amyris Biorefinery, pursuant to the provisions of law 8245/91.

1.2.    This Agreement shall be effective as of the date of execution hereof, and it shall remain valid and effective for fifteen (15) years as from the date of execution hereof.

1.3.    This Agreement shall be terminated in the event of early termination of the Supply Agreement, pursuant to the provisions of Subsections 8.1 and 8.3 thereof.

1.4.    The Parties acknowledge that Amyris shall return the Real Property to Paraíso upon termination of the Agreement, it being understood that Amyris may remove the machines and equipment installed therein, as agreed between the Parties in due course.

1.5.    The Parties acknowledge and agree that necessary improvements carried out by Amyris in the Real Property, which shall be understood as improvements required for the proper and actual use of the real property for the purposes for which it has been leased, shall be indemnified by Paraíso provided they are informed by Amyris to Paraíso in writing, at least five (5) business days in advance.

1.5.1.     The indemnification contemplated in Subsection 1.5 above shall be paid within at most ten (10) business days as of the day on which Amyris makes the necessary improvement and submits the respective proofs of payment of expenses, provided completion of such improvements has been informed to Paraíso.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.6.    The Parties acknowledge and agree that valuable improvements, i.e., improvements for the purpose of increasing, improving or facilitating the use of the Real Property, which are made by Amyris with the prior consent of Paraíso and which, as agreed between the Parties, shall remain in the Real Property and shall not be removed, shall be indemnified at the end of the lease.

1.7.    Voluntary improvements and those exclusively related to the construction, installation, assembly, operation and maintenance of Amyris Biorefinery or, furthermore, any other improvement in addition to those mentioned in Subsections 1.5 and 1.6 above, shall not be indemnified by Paraíso, except as otherwise agreed between the Parties.

1.8.    The machines and equipment of Amyris Biorefinery, as agreed between the Parties from time to time, may be removed by Amyris upon termination hereof, provided such removal does not affect the structure and substance of the real property.

1.9.    At its sole discretion and expense, Amyris may inspect the Real Property on the date on which it is granted possession thereof, and it shall deliver a copy thereof to Paraíso, which shall not be bound to such inspection for any purpose.

SECTION TWO - PAYMENT

2.1.    Amyris shall pay Paraíso a monthly rent of twenty thousand Brazilian Reais (R$20,000.00) for the lease established herein.

2.2.    The amount contemplated in subsection 2.1 above shall be monthly paid by Amyris, by means of credit to checking account No. [*], held by Paraíso, subject to the bank hours in the city of Campinas, State of São Paulo, it being understood that the respective certificates of deposit shall serve as proof of payment and acquittance.

2.3.     Failure to pay any installment of the price on the maturity date shall subject Amyris to pay the outstanding installment adjusted in accordance with the Brazilian Extended Consumer Price Index -IPCA, as disclosed by the Brazilian Geography and Statistics Institute - IBGE, plus a default fine of two percent (2%) and default interest at the rate of one percent (1%) per month, calculated per day of delay.

Sole paragraph - Amyris shall be granted a tolerance of three (3) business days in the event it fails to make the payment on the agreed date, for any reason. After this period, the charges agreed in this Section shall retroact to the first day of delay in payment of the rent owed.

2.4.    Paraíso represents and warrants that the amount of the Brazilian Rural Land Tax - ITR levied on the Real Property is included in the price of the rent, it being understood that Paraíso shall pay the whole ITR levied on the farm where the Real Property is located, including the portion corresponding to the Real Property area. Paraíso shall exempt Amyris from any liability with regard to payment of the ITR levied on the Real Property.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION THREE - OBLIGATIONS

3.1.    In addition to the other obligations assumed hereunder, the following are the obligations and liens of Paraíso during effectiveness hereof:

a)
To ensure peaceable and uncontested possession of the Real Property to Amyris, continuity of Amyris Biorefinery's operations, protection against complaints, misfeasance and trespass by third parties, security and control of the access to the Real Property, prohibiting the entry of employees and third parties not involved in the operations of Amyris Biorefinery, and being liable to Amyris for any damage and/or loss caused to Amyris by the fault of Paraíso, as well as by the fault of its respective representatives and contractors;

b)
Subject to the terms and conditions of the Supply Agreement, to provide or execute all documents that may be required for Amyris to obtain the permits and licenses required by law for conduction of the activities of Amyris Biorefinery, including those relating to the possible establishment of a branch on the leased land, pursuant to the provisions of article 1000 of Law 10406/02;

c)	Neither to assign nor to transfer the use of the Real Property to third parties, wholly or in part;

d)
Not to alienate, encumber or burden the Real Property without the prior written consent of Amyris, as well as to immediately cancel any attachment, seizure or encumbrance of any kind created by third parties on the Real Property, except for the first perfected mortgage bond certificate exclusively in behalf of Banco do Brasil S.A., registered in [*] under [*] and the amendments to which are registered under [*], and for the second mortgage bond certificate in behalf of Banco Rabobank International Brasil S.A., which have already been created;

e)	Not to assign, transmit or transfer to Amyris, directly or indirectly, any of its obligations and liabilities resulting from ownership or possession of the Real Property;

f)
To be liable to the governmental authorities and to any third party, without prejudice to the provisions of subsection 3.2(e) hereof, for all obligations relating to the Real Property, including, without limitation to, any contaminations or environmental liabilities, the creation, maintenance, regularization and/or recovery of legal reserves and/or permanent protection areas, licenses and other applicable environmental obligations, as well as for taxes and charges of any kind levied on the Real Property;

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

g)	To allow Amyris to establish and maintain a branch in the Real Property's facilities as part of the subject matter hereof;

h)
To allow Amyris to grant free access to and/or to assign, wholly or in part, the right of use of the Real Property to its representatives and contractors involved in the construction, operation and maintenance of Amyris Biorefinery;

i)	To indemnify Amyris for the necessary improvements, pursuant to the terms and conditions of Subsections 1.5, 1.6 and 1.7 hereof.

3.2.    In addition to the other obligations assumed hereunder, the following are the obligations and liens of Amyris during effectiveness hereof:

a)	To pay the rent in the form and within the term established herein;

b)	To exercise care for the Real Property and to keep it in a perfect state of conservation and cleanliness;

c)	Neither to assign nor to transfer the use of the Real Property to third parties without the prior and express approval of Paraíso;

d)
To observe the determinations of the competent public authorities and to cause compliance with all applicable rules and determinations of federal, state and municipal authorities with regard to the use of the Real Property;

e)
To observe the applicable environmental law, being liable for the damages provenly caused to the Real Property by the exclusive fault and/or negligence of Amyris and/or its subcontractors, during the period of installation of Amyris Biorefinery.

SECTION FOUR - OBLIGATION TO INDEMNIFY

4.1.    Each Party (hereinafter referred to as “Responsible Party”) assumes the obligation to fully and unconditionally indemnify the other Party (hereinafter referred to as “Aggrieved Party”), without any limitation with regard to the time and amount, for

(i)
any and all damages or losses of any nature or amount, as well as mental anguish and any and all expenses relating to such damages or losses, including, without limitation to, taxes plus fines and interest, court costs, attorneys', consultants', accountants' or auditors' fees incurred by the Aggrieved Party as a result of the breach of or noncompliance with any of the duties or obligations of the Responsible Party contemplated herein; and

(ii)
any and all losses and damages in any amount relating to liabilities or contingencies of any kind concerning Amyris Biorefinery and the generating event of which is a negligent or malicious action or failure to act of the Responsible Party, including, without limitation to, any labor, social security, tax, civil, commercial, environmental or regulatory liabilities or contingencies or any other liability relating to the Real Property.

(the losses and damages described in items “(i)” and “(ii)” above are hereinafter collectively referred to as “Losses”).

4.2.    Any and all amounts resulting from the provisions of Subsection 4.1 owed by one of the Parties to the other shall be paid within at most ten (10) days as from the date of receipt, by the Responsible Party, of the collection notice to be sent by the Aggrieved Party.

4.3.    In any of the events contemplated herein where (a) the Responsible Party is required to pay amounts owed by it or to reimburse the Aggrieved Party for these amounts, or (b) the Aggrieved Party is required to disburse the amounts owed by the Responsible Party or such disbursements are required for regular continuity of the obligations contemplated herein, upon receipt of a notice sent by the Aggrieved Party, the Responsible Party shall immediately credit the required funds, in cash, to a checking account to be timely informed by the Aggrieved Party for payment of such amounts.

SECTION FIVE - GENERAL PROVISIONS

5.1.    The provisions of the Supply Agreement and corresponding exhibits shall apply to this Agreement whenever applicable, especially with regard to conflict resolution.

5.2.    All notices sent hereunder shall be sent in writing and delivered personally against signature of a receipt by the other Party, which personal delivery may be substituted by facsimile transmission with proof of receipt, express mail with certified delivery or certified mail, return receipt requested, but always to the following addresses and to the attention of the following representatives of the parties:

If to Amyris:
Attn.: Roel Win Collier
Copy to: Odair Glavina
Rua James Clerk Maxwell, 315 Campinas/SP, CEP 13.088-900
Fax: [*]

If to Paraíso:
Dario Costa Gaeta
Copy to: Djalma Sebastião Fiori
Fax: [*]

5.3.    None of the Parties may assign, transfer or encumber its rights, interest or obligations hereunder without the prior written consent of the other Party.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.4.    The terms or provisions hereof may be changed, amended, modified, cancelled or extinguished in writing, upon the mutual consent of the Parties.

5.5.    No forbearance of the parties with regard to the other Party's failure to comply with obligations or with the regular and timely exercise of its rights shall constitute a desistance of, amendment to, modification, waiver or novation of any of their rights herein established, contemplated and agreed.

5.6.    This Agreement and the obligations contemplated herein shall be governed and construed in accordance with the laws of Brazil.

5.7.    This Agreement is irrevocably and irreversibly executed and it is binding upon the Parties, the Intervening Parties and their successors on any account, pursuant to the provisions of the applicable law.

5.8.     The Parties acknowledge that the negotiation and execution hereof rigorously comply with the doctrines of honesty and good faith, which shall also be observed by the Parties in the exercise of their respective rights and for compliance with their obligations hereunder.

5.9.     Amyris may, at its sole discretion and expense, register this Agreement with the competent authorities.

5.10.     The Parties hereby agree to execute any and all applications, documents and agreements that are necessary or required for formalization of the obligations contemplated herein, including those relating to obtainment of the required permits for Amyris Biorefinery and establishment of Amyris' branch.

5.11.     This Agreement shall be governed, to the extent that it is silent, by the provisions of Law No. 8245/91, as amended.

IN WITNESS WHEREOF, the parties execute this private lease agreement in two (2) counterparts of equal contents and form, in the presence of the undersigned witnesses.

Campinas, March 18, 2011.

Lessor - PARAÍSO BIOENERGIA S.A.

/s/ Dario Costa Gaeta
Name: Dario Costa Gaeta
Title: Chief Executive Officer

/s/ Roel Win Collier
Name:
Title:

/s/ Fabio Schettino
Name: Fabio Schettino
Title: CFO

Lessee - AMYRIS BRASIL S.A.

_____________________________            ______________________________
Name:                            Name:
Title:                            Title:

Witnesses:

1.                            2.

/s/ Gabriel Mundim                    /s/ Isadora C. Cohen
Name: Gabriel Mundim                    Isadora C. Cohen
ID: [*]                            ID: [*]
CPF/MF: [*]                         CPF/MF: [*]

(This signature Page belongs to the Lease Agreement executed on March 18, 2011 between Amyris Brasil S.A. and Paraíso Bioenergia S.A.)

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LEASE AGREEMENT

EXHIBIT I
DESCRIPTION OF THE REAL PROPERTY

Real Property Enrollment: No. 15.619 (part occupancy) of the Real Estate Registry Office and Related Offices of the Judicial District of Brotas, State of São Paulo, as per the copy attached hereto.

Real Property Description: Pursuant to the Specifications and plan attached hereto.

Map of Real Property - illegible